Exhibit 5.1

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

July 25, 2016

Ryerson Holding Corporation

227 W. Monroe St., 27th Floor

Chicago, Illinois 60606

Ladies and Gentlemen:

We have acted as counsel to Ryerson Holding Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the Company’s offer and sale of 5,000,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company, pursuant to the Registration Statement on Form S-3 (File No. 333-211966) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 10, 2016 and the related prospectus contained in the Registration Statement, as supplemented by the final prospectus supplement, dated July 19, 2016 and filed with the SEC pursuant to Rule 424(b) under the Securities Act (as so supplemented, the “Prospectus”). The Shares are to be sold by the Company as described in the Prospectus and pursuant to the underwriting agreement, dated July 19, 2016, by and among the Company and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and BMO Capital Markets Corp. as representatives of the several underwriters named therein (the “Underwriting Agreement”).

We have examined copies of the Third Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, the Registration Statement, the Prospectus, the Underwriting Agreement, all relevant resolutions adopted by the Company’s Board of Directors (and the Pricing Committee thereof), and other records, certificates and documents that we have deemed necessary or appropriate for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary or appropriate to form a basis for the opinion hereinafter expressed.

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinion contained herein, we have assumed (i) the accuracy of all documents and information furnished to us, (ii) the genuineness of all signatures of all parties; (iii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iv) the capacity of natural persons.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued, sold and paid for in accordance with the terms set forth in the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

NEW YORK     WASHINGTON     HOUSTON     PARIS     LONDON     MILAN     ROME     FRANKFURT     BRUSSELS

in alliance with Dickson Minto W.S., London and Edinburgh

Ryerson Holding Corporation

July 25, 2016

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction or any other laws of the State of Delaware.

This opinion speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP